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                                State of Delaware

                        Office of the Secretary of State


     1, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DANSKIN, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.














             [Seal of the                    /s/ Edward J. Freel
              State of              --------------------------------------------
              Delaware]             Edward J. Freel, Secretary of State

2084008 8100                        AUTHENTICATION: 8887711
981031849                                     DATE: 01-27-98

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/27/1998
                                                          981031849 - 2084008

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       Of
                                  DANSKIN, INC.

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law

          MARY ANN DOMURACKI, President, and MARGARET B. PRITCHARD, Secretary, of DANSKIN, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

          FIRST: The name of the Corporation is "Danskin, Inc." The original name of the Corporation was "Danpen, Inc."

          SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 21, 1986. An Amended and Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on July 2, 1992, a Certificate of Correction thereof was filed in the Office of the Secretary of State of Delaware on July 9, 1992, an Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on August 11, 1993, a Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock was filed in the Office of the Secretary of State of Delaware on June 6, 1996, a Certificate of Designations of 10% Cumulative Convertible Preferred Stock was filed in the Office of the Secretary of State of Delaware on August 5, 1996, a Certificate of Designations, Preferences and

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Rights of Series C Cumulative Convertible Preferred Stock was filed in the
Office of the Secretary of State of Delaware on September 22, 1997, and a Certificate of Designations, Preferences and Rights of Series D Cumulative Convertible Preferred Stock was filed in the Office of the Secretary of State of Delaware on September 22, 1997 (collectively, the "Certificate of
Incorporation".

          THIRD: The first paragraph of Article FOUR of the Certificate of Incorporation of Danskin, Inc. is hereby amended to read as follows:

          "The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million, Ten Thousand (100,010,000) shares, of which Ten Thousand (10,000) shares, designated as Preferred Stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and One Hundred Million (100,000,000) shares, designated as Common Stock, shall have a par value of One Cent ($.01) per share (the "Common Stock")."

          FOURTH: The foregoing amendment has been duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware. Written consent to the foregoing amendment has been given by the holders of a majority of the stock of the Corporation entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.


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          IN WITNESS WHEREOF, the undersigned have made and signed this
Certificate of Amendment as of this 27th day of January, 1998.


                                            /s/ Mary Ann Domuracki
                                            ----------------------
                                            Mary Ann Domuracki
                                            President

ATTESTED:

/s/ Margaret B. Pritchard
-------------------------
Margaret B. Pritchard
Secretary